Exhibit 21.1

Subsidiaries of Ebix, Inc.:
Ebix International Holdings Limited
Ebix International LLC
Facts Services, Inc.
Ebix Asia Pacific FZ-LLC
Ebix Asia Holdings, Inc.
Ebix Health Exchange Holdings, Inc.
Ebix (Thailand) Co., Ltd.
P.B. Systems, Inc.
Ebix Consulting, Inc.
Vertex, Inc.
EIH Holdings KB
EIH Holdings Sweden AB
Ebix Australia (VIC) PTY Ltd
Ebix Australia PTY Ltd
Fintechnix PTY Limited
EbixExchange Australia Pty Ltd
Ebix New Zealand Holdings
Ebix New Zealand
Ebix Singapore PTE, Ltd
Doctors Exchange, Inc.
Ebix Software India Private Limited
Premier Ebix Exchange Software Private Ltd.
Ebix Vayam Technologies Private Limited
Ebix Latin America, LLC
Ebix Latin America Technologia e Consultoria LTDA
E-Trek Solutions PTE
Ebix Europe Limited
A.D.A.M., Inc.
Agency Solutions.com, LLC (d/b/a HealthConnect Systems)
Ebix BPO Division - San Diego (a/k/a ConfirmNet Corporation)
Ebix Canada Solutions Inc.
Ebix FinCorp Exchange Pte LTD
Ebix E-Learning Ventures Pte LTD
Ebix Money Express Pvt Ltd (fka You First Money Express Pvt  Ltd)
Itz Cash Card Limited
Ebix Travels Pvt Ltd (fka FlightRaja Travels Pvt Ltd)
Goldman Securities Private Limited
Ebix Capital Exchange Private Limited
Itzcash Payment Solutions Limited